Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES DATE OF SPECIAL

SHAREHOLDER MEETING IN CONNECTION WITH ACQUISITION BY

RENAISSANCERE HOLDINGS LTD.

HAMILTON, BERMUDA, JANUARY 16, 2015 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) (“Platinum” or the “Company”) today announced that it has scheduled a special meeting of its shareholders for Friday, February 27, 2015, in connection with Platinum’s previously announced pending acquisition by RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe”). The special meeting is being held to seek shareholder approval of, among other things, an amendment to Platinum’s bye-laws, the merger agreement with RenaissanceRe and the transactions contemplated thereby.

The special meeting will be held on February 27, 2015 at 9:00 a.m. (Atlantic time) at Platinum’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.

Holders of Platinum common shares of record as of close of business on January 29, 2015 will be entitled to vote at the special meeting.

Platinum expects to commence mailing a proxy statement/prospectus to its shareholders on January 29, 2015. The proxy statement/prospectus will provide information for shareholders, as well as instructions for shareholders on how to vote their shares.

If Platinum shareholders approve the merger agreement with RenaissanceRe and the transactions contemplated thereby at the special meeting and the other conditions to the closing of the merger are satisfied, it is currently expected that the merger will be consummated on March 2, 2015. There can be no assurance that all such closing conditions will be satisfied by March 2, 2015 or at any time thereafter and thus there is no assurance that the merger will occur.

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About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance brokers, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. For further information, please visit Platinum’s website at www.platinumre.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on Platinum’s current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Platinum. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by Platinum or any other person that Platinum’s or RenaissanceRe’s current plans or expectations will be achieved. Numerous factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Platinum’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; the effectiveness of the companies’ loss limitation methods and pricing models; uncertainties in the companies’ reserving processes; the companies’ ability to maintain their respective A.M. Best and S&P financial strength ratings; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; the effect on the companies’ respective businesses of potential changes in the regulatory system under which they operate; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd., RenaissanceRe Holdings Ltd. and their respective non-U.S. subsidiaries; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; losses that the companies could face from terrorism, political unrest and war; changes in economic conditions or inflation; and other factors affecting future results disclosed in Platinum’s and RenaissanceRe’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under Item 1A, “Risk Factors”, in Platinum’s Annual Report on Form 10-K for the year ended December 31, 2013 and RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2013 and under “Risk Factors” in RenaissanceRe’s registration statement on Form S-4 filed with the SEC on December 19, 2014 (the “Registration Statement”).

Additional Information About the Proposed Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between RenaissanceRe and Platinum, RenaissanceRe has filed with the SEC the Registration Statement, which includes a preliminary proxy statement of Platinum and a prospectus of RenaissanceRe and provides full details of the proposed merger and the attendant benefits and risks. The Registration Statement was declared effective by the SEC on January 15, 2015. Platinum expects to commence mailing the definitive proxy statement/prospectus to Platinum’s shareholders on January 29, 2015. In addition, each of RenaissanceRe and Platinum may file with SEC other documents with respect to the proposed merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by RenaissanceRe with the SEC by contacting RenaissanceRe’s Legal Department at RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, or via e-mail at investorrelations@renre.com; and you may obtain copies of documents filed by Platinum with the SEC by contacting Platinum’s Legal Department at Platinum Underwriters Holdings, Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM08, or visiting Platinum’s website at www.platinumre.com.

Participants in the Solicitation

RenaissanceRe, Platinum and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about RenaissanceRe’s directors and executive officers is available in RenaissanceRe’s proxy statement dated April 10, 2014 for its 2014 Annual General Meeting of Shareholders and Form 8-K dated November 13, 2014. Information about Platinum’s directors and executive officers is available in Platinum’s proxy statement dated March 21, 2014 for its 2014 Annual General Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement and the preliminary proxy statement/prospectus filed with the SEC and will be contained in other relevant materials that will be filed with the SEC in connection with the proposed merger when they become available. Investors should read the definitive proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Contact:	Kenneth A. Kurtzman 203-252-5833